Exhibit 99.1

Inquiries:	Jeanne A. Leonard
Liberty Property Trust
610/648-1704
LIBERTY PROPERTY TRUST ANNOUNCES
THIRD QUARTER RESULTS
Malvern, PA, October 26, 2010 — Liberty Property Trust (NYSE:LRY) reported that net income per common share (diluted) was $0.30 per share for the quarter ended September 30, 2010, compared to $0.39 per share (diluted) for the quarter ended September 30, 2009. For the nine-month period ended September 30, 2010, net income per common share (diluted) was $0.86, compared to $1.02 per share for the same period in 2009.
Funds from operations available to common shareholders (diluted) (“FFO”) for the third quarter of 2010 was $0.69 per share, compared to $0.72 per share for the third quarter of 2009. A reconciliation of GAAP net income to FFO is included in the financial tables accompanying this press release. Funds from operations for the third quarter include lease termination fees of $2.0 million. FFO per share for the nine-month period ended September 30, 2010 was $2.00, compared to $2.16 per share for the same period in 2009.
“In the third quarter we achieved solid execution across all of our disciplines — strong leasing volumes and tenant retention; acquisition of nearly one million square feet of value-add real estate; and adroit financial execution,” said Bill Hankowsky, chairman and chief executive officer. “The consistency of Liberty’s performance is in stark contrast to the inconsistency of the economic recovery.”
Portfolio Performance
Leasing: At September 30, 2010 Liberty’s in-service portfolio of 79.8 million square feet was 89.0% occupied, compared to 88.7% at the end of the second quarter. During the quarter, Liberty completed lease transactions totaling 6.3 million square feet of space.
Same Store Performance: Property level operating income for same store properties decreased by 2.1% on a cash basis and decreased by 3.8% on a straight line basis for the third quarter of 2010 compared to the same quarter in 2009. Occupancy of the same store portfolio was 90.3% as of September 30, 2010, as compared to 90.8% as of June 30, 2010.
Capital and Balance Sheet Management
During the third quarter, Liberty repaid $169.7 million of August 2010, 8.5% senior unsecured notes and issued $350 million of ten-year, 4.75% senior unsecured notes. The net proceeds from this issuance were used to repay borrowings under the company’s unsecured credit facility and for general corporate purposes.
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Liberty Property Trust
Third Quarter 2010 Earnings
Also during the quarter, Liberty replaced its existing $600 million credit facility which was due in January 2011 with a new, $500 million facility which matures in 2013. Based upon Liberty’s current credit ratings, borrowings under this facility will bear interest at LIBOR plus 230 basis points.
Real Estate Investments
Development: During the third quarter, Liberty brought into service one development property totaling 75,000 square feet for a total investment of $10.5 million. This property is 100% occupied at a current yield of 12.5%. A joint venture in which the company holds a 25% interest brought into service one development property for a total investment of $134.0 million. This 176,000 square foot property is currently 39.0% leased. The projected stabilized yield is 4.7%. No development projects were commenced during the quarter, and Liberty is not currently developing any properties.
Acquisitions: Liberty acquired three properties during the quarter, for $38.4 million. These properties include two distribution buildings in Houston, TX, totaling 227,800 square feet. These two properties were vacant when purchased, but Liberty has since leased 46,400 square feet, which will commence in the fourth quarter of 2010. The third property is a 714,000 square foot distribution property in Orlando, FL. This property is 100% leased. The projected stabilized yield on the three properties is 8.7%.
Dispositions: Liberty sold one operating property, a 220,000 square foot industrial building in High Point, North Carolina, and five acres of land, for $3.9 million.
Earnings Outlook
Liberty expects to report funds from operations for 2010 in the range of $2.65 - $2.67 per share, and for 2011 in the range of $2.60 - $2.80 per share. A reconciliation of FFO to GAAP net income for both 2010 and 2011 is below:

	2010 Range		2011 Range
	Low	High	Low	High
Projected net income per share	$1.12	$1.14	$1.12	$1.30
Depreciation and amortization of unconsolidated joint ventures	0.12	0.14	0.12	0.14
Depreciation and amortization	1.48	1.50	1.46	1.50
Gain on property dispositions	(0.05)	(0.07)	(0.08)	(0.10)
Minority interest share of addbacks	(0.02)	(0.04)	(0.02)	(0.04)

Projected funds from operations per share	$2.65	$2.67	$2.60	$2.80
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Liberty Property Trust
Third Quarter 2010 Earnings
Commenting on this guidance, Bill Hankowsky said: “In viewing next year’s prospects, we assume that the economic recovery will continue at its current pace, which is a very long, slow ramp up. Based on this pace of growth, we will not begin to see significant impact on our results until late in 2011. We have assumed modest acquisition and development investment, but we are armed with an outstanding balance sheet and enormous financial capacity, we will take advantage of investment opportunities should they become available.”
About the Company
Liberty Property Trust (NYSE:LRY) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 80 million square foot portfolio includes more than 700 properties which provide office, distribution and light manufacturing facilities to 2,000 tenants.
Additional information about the Company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investors section of the Company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1704, or by e-mail to jleonard@libertyproperty.com.
Liberty will host a conference call during which management will discuss third quarter results, on Tuesday, October 26, 2010, at 1 p.m. eastern time. To access the conference call in the United States or Canada, please dial 1-888-870-2815. For international access, dial 706-643-7691. The conference identification number is 16649597. A replay of the call will be available by dialing 1-800-642-1687 for US/Canada participants or 706-645-9291 for international participants. The conference identification number 16649597 is needed to access the replay. The call can also be accessed via the Internet on the Investors page of Liberty’s web site at www.libertyproperty.com for two weeks following the call.
The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These factors include, without limitation, the uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, the financial condition of tenants, the uncertainties of real estate development and construction activity, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes, potential liability relative to environmental matters and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
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Liberty Property Trust
Statement of Operations
September 30, 2010
(Unaudited and in thousands, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Operating Revenue
Rental	$131,655	$129,848	$391,574	$386,138
Operating expense reimbursement	57,182	56,511	170,250	167,796

Total operating revenue	188,837	186,359	561,824	553,934

Operating Expenses
Rental property	38,181	35,957	113,093	108,968
Real estate taxes	22,731	22,852	67,512	66,279
General and administrative	12,634	11,246	40,074	38,453
Depreciation and amortization	43,178	43,039	129,845	127,478

Total operating expenses	116,724	113,094	350,524	341,178

Operating Income	72,113	73,265	211,300	212,756

Other Income/Expense
Interest and other	2,487	2,624	7,956	8,227
Debt extinguishment gain	—	455	—	1,547
Interest	(34,896)	(36,533)	(112,468)	(110,898)

Total other income/expense	(32,409)	(33,454)	(104,512)	(101,124)

Income before property dispositions, income taxes, minority interest and equity in earnings of unconsolidated joint ventures	39,704	39,811	106,788	111,632
Gain (loss) on property dispositions	691	100	3,701	(2,244)
Income taxes	(475)	(86)	(1,430)	(430)
Equity in earnings of unconsolidated joint ventures	385	515	1,562	2,124

Income from continuing operations	40,305	40,340	110,621	111,082

Discontinued operations (including net gain on property dispositions of $221 and $5,131 for the quarters ended September 30, 2010 and 2009 and $5,491 and $9,000 for the nine month periods ended September 30, 2010 and 2009)	701	10,404	6,221	16,716

Net Income	41,006	50,744	116,842	127,798
Noncontrolling interest — operating partnerships	(6,451)	(6,818)	(19,155)	(19,732)
Noncontrolling interest — consolidated joint ventures	89	(23)	(47)	397

Net Income available to common shareholders	$34,644	$43,903	$97,640	$108,463

Basic income per common share
Continuing operations	$0.30	$0.30	$0.82	$0.87

Discontinued operations	$0.01	$0.09	$0.05	$0.15

Total basic income per common share	$0.31	$0.39	$0.87	$1.02

Diluted income per common share
Continuing operations	$0.29	$0.30	$0.81	$0.87

Discontinued operations	$0.01	$0.09	$0.05	$0.15

Total diluted income per common share	$0.30	$0.39	$0.86	$1.02

Weighted average shares
Basic	113,077	111,351	112,708	105,989

Diluted	113,773	111,926	113,388	106,441

Amounts attributable to common shareholders
Income from continuing operations	$33,966	$33,857	$91,628	$92,354
Discontinued operations	678	10,046	6,012	16,109

Net income	$34,644	$43,903	$97,640	$108,463

Liberty Property Trust
Statement of Funds From Operations
September 30, 2010
(Unaudited and in thousands, except per share amounts)

	Quarter Ended				Nine Months Ended
	September 30, 2010		September 30, 2009		September 30, 2010		September 30, 2009
		Per		Per		Per		Per
		Weighted		Weighted		Weighted		Weighted
		Average		Average		Average		Average
	Dollars	Share	Dollars	Share	Dollars	Share	Dollars	Share
Reconciliation of net income to FFO — basic:
Basic — income available to common shareholders	$34,644	$0.31	$43,903	$0.39	$97,640	$0.87	$108,463	$1.02

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	3,799		3,991		11,253		12,113
Depreciation and amortization	42,523		43,041		128,243		128,427
Gain on property dispositions	(626)		(9,442)		(6,036)		(14,817)
Noncontrolling interest share in addback for depreciation and amortization and gain on property dispositions	(1,531)		(1,293)		(4,485)		(4,497)

Funds from operations available to common shareholders — basic	$78,809	$0.70	$80,200	$0.72	$226,615	$2.01	$229,689	$2.17

Reconciliation of net income to FFO — diluted:
Diluted — income available to common shareholders	$34,644	$0.30	$43,903	$0.39	$97,640	$0.86	$108,463	$1.02

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	3,799		3,991		11,253		12,113
Depreciation and amortizaton	42,523		43,041		128,243		128,427
Gain on property dispositions	(626)		(9,442)		(6,036)		(14,817)
Noncontrolling interest excluding preferred unit distributions	1,198		1,565		3,396		3,974

Funds from operations available to common shareholders — diluted	$81,538	$0.69	$83,058	$0.72	$234,496	$2.00	$238,160	$2.16

Reconciliation of weighted average shares:
Weighted average common shares — all basic calculations	113,077		111,351		112,708		105,989
Dilutive shares for long term compensation plans	696		575		680		452

Diluted shares for net income calculations	113,773		111,926		113,388		106,441
Weighted average common units	3,943		4,017		3,949		4,018

Diluted shares for funds from operations calculations	117,716		115,943		117,337		110,459

Liberty Property Trust
Balance Sheet
September 30, 2010
(In thousands, except share amounts)

	September 30, 2010	December 31, 2009
	(unaudited)
Assets
Real estate:
Land and land improvements	$863,143	$848,988
Building and improvements	4,406,194	4,283,250
Less: accumulated depreciation	(1,064,018)	(970,935)

Operating real estate	4,205,319	4,161,303

Development in progress	—	66,714
Land held for development	209,668	218,633

Net real estate	4,414,987	4,446,650

Cash and cash equivalents	111,941	237,446
Restricted cash	41,163	42,232
Accounts receivable	9,600	6,057
Deferred rent receivable	106,540	95,527
Deferred financing and leasing costs, net of accumulated amortization (2010, $118,298; 2009, $108,390)	142,218	134,309
Investments in and advances to unconsolidated joint ventures	172,936	175,584
Assets held for sale	5,457	5,564
Prepaid expenses and other assets	81,197	85,574

Total assets	$5,086,039	$5,228,943

Liabilities
Mortgage loans	$338,405	$473,993
Unsecured notes	2,023,143	1,842,882
Credit facility	—	140,000
Accounts payable	42,735	31,195
Accrued interest	25,915	31,251
Dividend and distributions payable	55,913	55,402
Other liabilities	152,952	171,051

Total liabilities	2,639,063	2,745,774

Equity
Shareholders’ equity:
Common shares of beneficial interest, $.001 par value, 183,987,000 shares authorized, 115,017,633 (includes 1,249,909 in treasury) and 113,875,211 (includes 1,249,909 in treasury) shares issued and outstanding as of September 30, 2010 and December 31, 2009, respectively	115	114
Additional paid-in capital	2,543,049	2,509,704
Accumulated other comprehensive (loss) income	364	2,339
Distributions in excess of net income	(401,857)	(337,911)
Common shares in treasury, at cost, 1,249,909 shares as of September 30, 2010 and December 31, 2009	(51,951)	(51,951)

Total shareholders’ equity	2,089,720	2,122,295

Noncontrolling interest — operating partnership
3,943,224 and 4,011,354 common units outstanding as of September 30, 2010 and December 31, 2009, respectively	68,629	72,294
9,740,000 preferred units outstanding as of September 30, 2010 and December 31, 2009	287,959	287,959
Noncontrolling interest — consolidated joint ventures	668	621

Total equity	2,446,976	2,483,169

Total liabilities & equity	$5,086,039	$5,228,943